UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 23, 2015

(Date of report)

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 23, 2015, the Company entered into a Note Purchase Agreement (“Note Purchase Agreement”) dated as of March 23, 2015 among Patterson Companies, Inc., Patterson Medical Holdings, Inc., Patterson Medical Supply, Inc., Patterson Dental Holdings, Inc., Patterson Dental Supply, Inc., Patterson Veterinary Supply, Inc., and Patterson Management, LP, as borrowers, and various private lenders.

Under the Note Purchase Agreement, the Company issued fixed rate Senior Notes in an aggregate principal amount of $250,000,000 at an interest rate of 3.48% per annum, due March 24, 2025.

The proceeds of the Note Purchase Agreement may be used to repay borrowings under the Company’s senior notes and revolving line of credit, to repurchase shares of the Company’s common stock and for general corporate purposes.

The Company is subject to various financial covenants under the agreement including the maintenance of leverage and interest coverage ratios. In the event of a default by the Company under the Agreement, any outstanding obligations under the Agreement may become due and payable immediately.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Note Purchase Agreement, dated as of March 23, 2015, among Patterson Companies, Inc., and certain of its named subsidiaries as borrowers, and various private lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: March 25, 2015	By:	/s/ Ann B. Gugino
Ann B. Gugino

Vice President, Treasurer and Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Note Purchase Agreement, dated as of March 23, 2015, among Patterson Companies, Inc., and certain of its named subsidiaries as borrowers, and various private lenders.